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Exhibit 23.1

INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors and Stockholders
AXS-One Inc.:

        We consent to incorporation by reference in the registration statements (Nos. 333-11681, 333-49733, 333-61125 and 333-72138) on Form S-8 and (No. 333-49731) on Form S-3 of AXS-One Inc. of our report dated January 29, 2004, except as to the last paragraph of note 3, which is as of March 26, 2004, relating to the consolidated balance sheets of AXS-One Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive income (loss), stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 2003, and our report dated January 29, 2004 on the related consolidated financial statement schedule, which reports appear in the December 31, 2003 annual report on Form 10-K of AXS-One Inc.

/s/ KPMG

Short Hills, New Jersey
March 29, 2004

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INDEPENDENT ACCOUNTANTS' CONSENT